UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
   ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 19, 2003, the Board of Directors of The McClatchy Company (the "Company" or "McClatchy") adopted the Amended and Restated CEO Bonus Plan (the "Plan"), a copy of which is on file with the SEC as Exhibit Number 10.12 to the Company's Form 10-Q for the quarter ended June 29, 2003 (File no. 333-46501). The Plan was approved by the stockholders of McClatchy on May 14, 2003.

Pursuant to the Plan, on January 24, 2006, the Compensation Committee of the McClatchy Board of Directors determined the fiscal 2006 bonus formula for the Chief Executive Officer of McClatchy, Gary Pruitt. Under this formula Mr. Pruitt's fiscal 2006 bonus opportunity will be based on a calculation of .005 times McClatchy's operating cash flow (operating income plus depreciation and amortization) for the fiscal year, with a target payout of 100% of Mr. Pruitt's 2006 base salary. Mr. Pruitt's base salary for fiscal 2006 is $1,050,000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

January 26, 2006	The McClatchy Company
	By:	/s/
Patrick J. Talamantes Vice President and Chief Financial Officer